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(10)(17) Waiver of Cashless Exercise Provisions in Stock Option by Richard O.
Weed

                                                            September 6, 2005


Marketing Worldwide Corporation
Attention: Jim Marvin, CFO
                           2212 GRAND COMMERCE DRIVE
                                HOWELL, MI 48855

Telephone (517) 540-0045
Facsimile (517) 540-0923

         RE: Waiver of Cashless Exercise Provision

Dear Jim:

The purpose of this letter is to confirm in writing my agreement to waive the "cashless exercise" provision concerning my option to purchase 250,000 shares at $1.00 per share.

As modified, the paragraph in the Fee Agreement dated August 10, 2003 shall read:

The options granted will not be subject to dilution (i.e. no adjustment to the number of shares or the exercise price) based upon any reverse split of the MWWC's common stock. The stock options shall be exercisable in whole or in part with a promissory note of less than 45 days duration or upon common "cashless exercise" terms.

         Thanks.

                                                     Sincerely yours,



                                                     Richard O. Weed
                                                     Managing Partner